Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

BLACKSBURG, VA, October 23, 2014:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of approximately $12.78 million through September 30, 2014 compared to $13.17 million reported for the first nine months of 2013. Basic earnings per share were $1.84 which compares with $1.90 reported at September 30, 2013. The return on average assets for the nine months ended September 30, 2014 was 1.53% compared to 1.61% in 2013. The return on average equity was 10.99% and 11.70% for the same two periods. At September 30, 2014, the Company had total assets of almost $1.12 billion.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “We continue to seek ways to grow our bank and build value for our stockholders. We have money to lend and are ready to assist with our customers’ financial needs. While there continues to be aggressive competition for loan and deposit growth, we are staying true to our community banking fundamentals by delivering the very best products and personal customer service in the communities that we serve.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	September 30, 2014	September 30, 2013	December 31, 2013
Assets
Cash and due from banks	$12,815	$13,806	$13,283
Interest-bearing deposits	87,621	63,452	98,066
Federal funds sold	---	---	---
Securities available for sale, at fair value	205,020	190,264	181,712
Securities held to maturity	162,457	164,752	163,983
Restricted stock	1,089	1,414	1,414
Total securities	368,566	356,430	347,109
Mortgage loans held for sale	725	617	1,276
Loans:
Loans, net of unearned income and deferred fees	595,801	590,664	595,690
Less: allowance for loan losses	(8,031)	(8,090)	(8,227)
Loans, net	587,770	582,574	587,463
Premises and equipment, net	9,445	10,025	9,951
Accrued interest receivable	5,708	6,044	5,949
Other real estate owned	5,145	973	4,712
Intangible assets and goodwill	7,492	8,568	8,299
Bank-owned life insurance	21,643	21,020	21,181
Other assets	9,329	13,894	13,341
Total assets	$1,116,259	$1,077,403	$1,110,630

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$153,118	$147,928	$142,645
Interest-bearing demand deposits	492,005	453,044	501,541
Savings deposits	79,870	73,952	74,141
Time deposits	223,930	248,574	241,709
Total deposits	948,923	923,498	960,036
Other borrowed funds	---	---	---
Accrued interest payable	67	97	92
Other liabilities	4,447	7,514	4,610
Total liabilities	953,437	931,109	964,738

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,950,474 shares in 2014 and 6,947,974 shares in 2013	8,688	8,685	8,685
Retained earnings	163,181	153,578	154,171
Accumulated other comprehensive loss, net	(9,047)	(15,969)	(16,964)
Total stockholders' equity	162,822	146,294	145,892
Total liabilities and stockholders' equity	$1,116,259	$1,077,403	$1,110,630

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
($ in thousands, except for share and per share data)
Interest Income
Interest and fees on loans	$7,766	$8,196	$23,520	$24,707
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	64	45	193	161
Interest on securities - taxable	1,718	1,722	5,068	4,928
Interest on securities - nontaxable	1,436	1,581	4,410	4,847
Total interest income	10,984	11,544	33,191	34,643
Interest Expense
Interest on time deposits of $100 or more	139	196	437	694
Interest on other deposits	1,008	1,192	3,320	3,921
Interest on borrowed funds	---	---	---	---
Total interest expense	1,147	1,388	3,757	4,615
Net interest income	9,837	10,156	29,434	30,028
Provision for loan losses	356	303	1,160	1,329
Net income after provision for loan losses	9,481	9,853	28,274	28,699
Noninterest Income
Service charges on deposit accounts	634	709	1,833	1,922
Other service charges and fees	42	37	145	139
Credit card fees	929	834	2,687	2,427
Trust Income	296	267	921	867
Bank-owned life insurance	174	182	526	546
Other income	163	183	669	687
Realized securities gains (losses), net	4	(62)	5	(44)
Total noninterest income	2,242	2,150	6,786	6,544
Noninterest Expense
Salaries and employee benefits	2,948	3,031	8,954	8,963
Occupancy and furniture and fixtures	408	394	1,265	1,230
Data processing and ATM	426	477	1,183	1,288
FDIC assessment	147	136	411	408
Credit card processing	673	656	1,887	1,854
Intangibles and goodwill amortization	269	269	807	809
Net cost of other real estate owned	98	52	259	192
Franchise taxes	308	280	874	803
Other operating expenses	859	848	2,738	2,697
Total noninterest expense	6,136	6,143	18,378	18,244
Income before income tax expense	5,587	5,860	16,682	16,999
Income tax expense	1,324	1,343	3,906	3,831
Net income	$4,263	$4,517	$12,776	$13,168
Basic net income per share	$0.61	$0.65	$1.84	$1.90
Fully diluted net income per share	$0.61	$0.65	$1.84	$1.89
Weighted average number of common shares outstanding
Basic	6,948,681	6,947,974	6,948,212	6,947,974
Diluted	6,956,777	6,972,769	6,960,444	6,970,063
Dividends declared per share	---	---	$0.55	$0.54
Dividend payout ratio	---	---	29.91%	28.49%
Book value per share	---	---	$23.43	$21.06

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	September 30, 2014	September 30, 2013
Net income	$4,263	$4,517

Other Comprehensive Income, net of tax
Unrealized holding gains (losses) on available for sale securities net of deferred tax of $919 in 2014 and ($2,048) in 2013	1,708	(3,804)
Reclassification adjustment, net of income tax (benefit) of ($1) in 2014 and $24 in 2013	(3)	44
Other comprehensive income (loss), net of tax of $918 in 2014 and ($2,024) in 2013	$1,705	$(3,760)
Total Comprehensive Income	$5,968	$757

	Nine Months Ended
($ in thousands)	September 30, 2014	September 30, 2013
Net income	$12,776	$13,168

Other Comprehensive Income, net of tax
Unrealized holding gains (losses) on available for sale securities net of deferred tax of $4,264 in 2014 and ($7,142) in 2013	7,920	(13,263)
Reclassification adjustment, net of income tax (benefit) of ($1) in 2014 and $18 in 2013	(3)	32
Other comprehensive income (loss), net of tax of $4,263 in 2014 and ($7,124) in 2013	$7,917	$(13,231)
Total Comprehensive Income (Loss)	$20,693	$(63)

Key Ratios and Other Data

(Unaudited)

($ in thousands)	Three Months Ended		Nine Months Ended
Average Balances	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cash and due from banks	$11,863	$11,486	$11,811	$11,877
Interest-bearing deposits	100,349	61,365	101,908	80,414
Securities available for sale	202,113	199,709	193,549	198,866
Securities held to maturity	162,531	165,881	163,268	165,014
Restricted stock	1,089	1,414	1,187	1,498
Mortgage loans held for sale	439	757	359	1,220
Gross Loans	593,165	588,379	592,528	584,920
Loans, net	584,308	579,404	583,521	575,741
Intangible assets	7,646	8,722	7,914	8,989
Total assets	1,121,501	1,078,837	1,115,643	1,090,628
Total deposits	956,804	925,382	955,058	932,620
Other borrowings	---	---	---	---
Stockholders' equity	160,310	145,806	155,447	150,424
Interest-earning assets	1,068,583	1,031,192	1,066,031	1,034,934
Interest-bearing liabilities	808,075	784,421	810,808	791,940

Financial ratios
Return on average assets	1.51%	1.66%	1.53%	1.61%
Return on average equity	10.55%	12.29%	10.99%	11.70%
Net interest margin	3.99%	4.29%	4.05%	4.27%
Net interest income-fully taxable equivalent	$10,755	$11,144	$32,253	$33,045
Efficiency ratio	47.21%	46.21%	47.08%	46.08%
Average equity to average assets	14.29%	13.52%	13.93%	13.79%

Allowance for loan losses
Beginning balance	$7,971	$7,952	$8,227	$8,349
Provision for losses	356	303	1,160	1,329
Charge-offs	(324)	(196)	(1,568)	(1,680)
Recoveries	28	31	212	92
Ending balance	$8,031	$8,090	$8,031	$8,090

Asset Quality Data

(Unaudited)

($ in thousands)	September 30, 2014	September 30, 2013
Nonperforming assets
Nonaccrual loans	$5,366	$10,194
Nonaccrual restructured loans	2,360	1,042
Total nonperforming loans	7,726	11,236
Other real estate owned	5,145	973
Total nonperforming assets	$12,871	$12,209
Accruing restructured loans	5,947	6,545
Loans 90 days or more past due	$485	$149

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	2.14%	2.06%
Allowance for loans losses to total loans	1.35%	1.37%
Allowance for loan losses to nonperforming loans	103.95%	72.00%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.08%	0.03%